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                                  EXHIBIT 10.0
                         EXECUTIVE RETIREMENT AGREEMENT


         THIS EXECUTIVE RETIREMENT AGREEMENT is made and entered into this 1st day of November, 1999, by and between IFR Systems, Inc., a Delaware corporation (hereinafter "Employer"), and Alfred H. Hunt, III (hereinafter "Executive").

         WHEREAS, through his service and leadership, Executive has made a major contribution to the profitability, growth and financial strength of Employer; and

         WHEREAS, Executive wishes to retire from Employer as an employee and officer of Employer effective September 30, 2001; and

         WHEREAS, Employer wishes to ease Executive's transition and provide Executive a package of compensation and benefits reflecting earlier promises to Executive along with additional compensation and benefits that Executive would otherwise not be entitled to pursuant to any of Employer's policies, plans and practices, or pursuant to any purported agreement between the parties, either express or implied.

         IN CONSIDERATION of the premises and mutual promises herein contained, the parties agree and acknowledge as follows:

1. Executive's retirement date and last date of employment will be September 30, 2001.

2. Conditioned upon Executive's accepting and not revoking this Agreement, Executive will become eligible for the following compensation and benefits:

         A. Executive will receive compensation in the gross annual amount of ____________ through September 30, 2001, to be paid at a monthly gross pay rate of __________ (less taxes and lawful deductions).

         B. Executive will receive a bonus for past services, in the form of deferred compensation, in the gross annual amount of __________________________________ through September 30, 2001, to be paid at a monthly rate of ______________ (less taxes and lawful deductions).

         C. Executive shall be eligible for benefits through September 30, 2001, (including, but not limited to, vacation, sick leave, health, dental, disability and other group insurance benefits) in accord with Employer's personnel policies and the terms and limitations of any applicable benefit plan. Employer retains the right to amend or terminate such benefits in accord with otherwise applicable law, and nothing in this Agreement shall be construed to limit such right.

         D. Expenses and other perquisites as set forth on Appendix A attached hereto.

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         E.   This Agreement acknowledges the grant of certain options to purchase shares of common stock of IFR Systems, Inc. previously issued to Executive. Such options will continue to be governed by the terms, conditions and provisions of the applicable option agreement(s) and plan(s).

Payments of either compensation or benefits will not be made under this Agreement until the expiration of the seven (7) day period in which Executive may revoke this Agreement.

3. In the event of Executive's death prior to September 30, 2001, any and all remaining payments under Sections 2.A and 2.B of this Agreement shall be made to Executive's estate.

4. It is understood and agreed by both parties hereto that Executive will not be serving in the capacity of a director of any Employer's subsidiaries or affiliates.

5. The parties acknowledge and agree that Employer shall have the right, in its sole discretion, to limit or restrict any and all services to be provided or performed by Executive.

6. The parties acknowledge and agree that this Agreement cancels and supercedes in full any and all prior agreements entered into between Employer (or any Employer parent, subsidiary or affiliate) and Executive relating to Executive's employment or employment separation. This includes, but is not limited to, the Termination Agreement between the parties entered into effective August 28, 1996. In regard to such Termination Agreement, Executive specifically agrees that a "Change of Control" as defined in the Termination Agreement has not occurred as of the date of Executive's entering into this Agreement and that such Termination Agreement is hereby canceled and made null and void and Executive shall have no further rights whatsoever in regard to such Termination Agreement.

7. Executive acknowledges that during the course of his employment with Employer that Executive has and will obtain knowledge of valuable confidential and proprietary information. As used herein, "Confidential Information" means any information of Employer that Employer considers to be proprietary and treats as confidential, or information that is protectable as a trade secret under applicable law, or information of any third party that Employer is under an obligation to keep confidential, including, but not limited to, the following: inventions, trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, developmental or experimental work, computer programs, data bases, software, any portion of any reports, analyses, or other materials generated or used in connection with Employer's business, the prices Employer obtains or has obtained from the sale of, or at which it sells or has sold, its products and services, and listings of any or all of the foregoing, in whatever form, or any other information concerning Employer's business without regard to whether all or any part of the foregoing matter would otherwise be deemed "confidential" or "material," the parties hereto stipulating that, as between them, the same are confidential and material and significantly affect the effective and successful conduct of Employer's business. Executive agrees that he shall not at any time, whether during or after the cessation of his employment, reveal to any person or any entity any of the Confidential

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Information, except, and only to the extent, as may be required in the ordinary course of performing Executive's assigned duties as an employee and officer of Employer, and Executive agrees to keep secret, and take all necessary precautions against disclosure of, all Confidential Information and all matters entrusted to him and not to use or attempt to use any Confidential Information in any manner that may cause injury or loss, or may be calculated to cause injury or loss, whether directly or indirectly, to Employer or its customers. For purposes of this Section 7 the term Employer shall be deemed to include IFR Systems, Inc. and any parent, subsidiary or affiliate of the same.

8. Executive agrees that Employer shall be entitled to injunctive or other equitable relief enjoining and restraining any actual or threatened breach of the provisions of Section 7 of this Agreement. Nothing herein, however, shall be construed as prohibiting Employer from pursuing any other remedies available to Employer for such breach or threatened breach, including, but not limited to, the recovery of damages (both actual and punitive) from Executive.

9. By signing this Agreement, Executive releases and discharges Employer, its owners, successors, parents, affiliates, subsidiaries, employees, agents, attorneys, officers and directors, (hereinafter referred to as "Releasees") from all claims, liabilities, demands, and causes of action, known or unknown, fixed or contingent, which Executive may have or claim to have against the Releasees arising out of Executive's employment or employment separation. This includes, but is not limited to, claims of wrongful discharge, or those arising under any purported contract, written or oral, express or implied, under the Fair Labor Standards Act, the State Overtime or Wage Payment Law, or under federal, state and local laws prohibiting employment discrimination on account of age, race, sex, creed, national origin, or mental or physical disability, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (ADEA), the Rehabilitation Act, the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA), and the Kansas Act Against Discrimination (KAAD), all as may be amended from time to time.

10. Neither the execution of this Agreement nor the payment of the consideration herein specified shall constitute, nor be construed or represented as, an admission by Releasees, or any of them, of any breach of contract, breach of the duty of good faith and fair dealing, retaliatory discharge, or the commission of or any breach of a statutory or common law right or tort.

11. Executive agrees not to disclose, or permit those acting on Executive's behalf to disclose, the terms of this Agreement to any person, firm, organization or entity of any character or nature, unless divulged (i) to an agency of the federal or state government, (ii) pursuant to a court order,
(iii) pursuant to a requirement of law, or (iv) with the prior written consent of Employer. This provision is not intended to prohibit nor does it prohibit, however, Executive's disclosure of the terms of this Agreement to his attorney(s), accountant(s), financial advisor(s) or immediate family members.

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12.  In signing this Agreement, Executive understands that the terms hereof are contractual and not merely a recital, and that Executive is not relying upon any statement or representation made by any Releasees, but, instead, Executive is relying solely upon Executive's own judgment and/or the advice of Executive's attorney. Executive acknowledges that this Agreement is the entire agreement of the parties regarding this matter.

13. This Agreement is to be interpreted and enforced according to the laws of the State of Kansas and shall be binding upon Executive's heirs, next of kin, executors, administrators, successors, and assigns, and shall inure to the benefit of the Releasees and all other persons and entities released herein.

14. Executive has twenty-one (21) days, or until _______________, 1999, in which to decide to enter into this Agreement, although Executive may accept at any time prior to the expiration of such twenty-one (21) day period.

15. Executive may revoke any acceptance of this Agreement within seven (7) days, and this Agreement shall not become effective until such revocation period has expired.

16.  BEFORE EXECUTING THIS AGREEMENT, EXECUTIVE SHOULD CONSULT HIS OWN
ATTORNEY.

17. EXECUTIVE ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THIS ENTIRE AGREEMENT, THAT HE HAS SIGNED IT KNOWINGLY AND VOLUNTARILY, AND THAT HE WAS UNDER NO DURESS OR PRESSURE TO DO SO.


-----------------------                   -----------------------------------
Date                                      Alfred H. Hunt, III
                                          "Executive"

                                          By
-----------------------                     ---------------------------------
Date                                         IFR Systems, Inc.
                                             "Employer"

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                                   APPENDIX A

                                    BENEFITS


                                                                  APPROXIMATE
                                                                 ANNUAL EXPENSE
                                                                 --------------

Automobile               Lease and applicable expenses              ________

Country Club Dues        Rolling Hills                              ________